Dil. EPS
$1.70

$0.28 Q/Q, GAAP

$0.09 Q/Q, Core*

ROE
18.11%

225 bps Q/Q, GAAP

25 bps Q/Q, Core*

NIM
4.67%

11 bps Q/Q, Core* & GAAP

ROA
2.29%

28 bps Q/Q, GAAP

3 bps Q/Q, Core*

Exhibit 99.1

For Immediate Release	News Media & Financial Analyst Contact:
Unity Bancorp, Inc. (NASDAQ: UNTY)	James Davies, FSVP & CFO
October 13, 2026	(908) 713-4330

Unity Bancorp Reports Quarterly Earnings of $17.4 Million

*Core earnings is a non-GAAP financial measure. Refer to the Quarterly

Non-GAAP/Core Reconciliation

James A. Hughes, CEO, commented on the financial results:

“We are pleased to report another strong quarter for Unity, highlighted by net income of $17.4 million, or $1.70 per diluted share, and continued momentum across our core banking franchise. Loan and deposit growth remained robust, net interest income increased, net interest margin expanded, and asset quality improved meaningfully during the quarter. These results reflect the ongoing success of our relationship-driven banking model and the strength of the markets we serve.

During the quarter, we also completed the purchase of transferable federal investment tax credits, which reduced our tax expense and provided a $2.5 million benefit to earnings. Importantly, even excluding this one-time benefit, our underlying financial performance remained strong and was supported by healthy customer activity, disciplined balance sheet management, and steady execution across the organization. While interest rate expectations have shifted and deposit gathering remains competitive, we continue to see attractive growth opportunities throughout our markets. Credit quality trends are encouraging, our capital and liquidity positions remain strong, and customer engagement levels continue to support healthy loan and deposit production.

Looking ahead, we are confident in Unity's long-term prospects as we prepare for the planned leadership transition next year to our President, George Boyan. Mr. Boyan has been deeply involved in every aspect of our strategic and operational execution, and I am confident that Unity is well-positioned for continued success under his leadership. With a strong balance sheet, a talented team, and a growing customer base, we remain focused on delivering sustainable growth and long-term value for our shareholders.”

Clinton, NJ -- Unity Bancorp, Inc. (NASDAQ: UNTY, the "Company"), parent company of Unity Bank (the "Bank"), reported net income of $17.4 million, or $1.70 per diluted share, for the quarter ended September 30, 2026, compared to net income of $14.5 million, or $1.42 per diluted share for the quarter ended June 30, 2026. For the nine months ended September 30, 2026, Unity Bancorp, Inc. reported net income of $46.1 million, or $4.52 per diluted share, compared to net income of $42.5 million, or $4.15 per diluted share, for the nine months ended September 30, 2025.

Quarterly Earnings Highlights

•
Net interest income, the primary driver of earnings, was $34.3 million for the quarter ended September 30, 2026, an increase of $2.5 million, as compared to $31.8 million for the quarter ended June 30, 2026. Net interest margin increased 11 basis points to 4.67% for the quarter ended September 30, 2026, compared to the quarter ended June 30, 2026. The increase in net interest income was primarily driven by higher earning asset yields resulting from strong loan originations and the repricing of existing loans. In addition, the Company benefited from successful recovery efforts, which reduced nonaccrual balances and resulted in increased recoveries during the quarter.
•
The provision for credit losses on loans was $0.9 million for the quarter ended September 30, 2026, as compared to $1.0 million for the quarter ended June 30, 2026. The provision in the current quarter was primarily driven by loan growth.
•
Noninterest income was $2.4 million for the quarter ended September 30, 2026, compared to $1.9 million for the quarter ended June 30, 2026. The $0.5 million increase was primarily due to a decrease in the amount of recognized unrealized losses.
•
Noninterest expense was $15.6 million for the quarter ended September 30, 2026, compared to $13.9 million for the quarter ended June 30, 2026. The increase was primarily due to increased compensation and benefits, loan related expenses, processing and communication and director fees.
o
The increase in compensation and benefits expense was driven by an amendment to the Unity Bancorp, Inc. Supplemental Executive Retirement Plan resulting in a one-time pre-tax expense of $769 thousand as previously disclosed in the Form 8-K filed on September 23, 2026.
o
The increase in loan related expenses was driven by a transaction regarding the previously mentioned $15.5 million commercial real estate relationship, which migrated to nonaccrual status in December 2025. Associated with this transfer, the Company incurred a probable broker fee expense of $405 thousand.
o
The increase in director fees was driven by the accelerated vesting of restricted stock upon the passing of former Director Robert ("Bobby") H. Dallas II in accordance with our equity incentive plan, resulting in an expense of $133 thousand.
•
The effective tax rate was 13.1% for the quarter ended September 30, 2026, compared to 22.4% for the quarter ended June 30, 2026. During the third quarter of 2026, Unity purchased $27.6 million of transferable federal investment tax credits and $0.6 million of state tax credits, resulting in $2.6 million of tax savings. Furthermore, during the second quarter of 2026, Unity purchased $2.6 million of state tax credits, resulting in $0.2 million of tax savings.

Balance Sheet Highlights

•
Total gross loans increased $235.6 million, or 9.3%, from December 31, 2025, primarily due to increases in the commercial, residential construction and consumer loan categories.

•
As of September 30, 2026, the allowance for credit losses as a percentage of gross loans was 1.28%, compared to 1.27% as of December 31, 2025.
•
As of September 30, 2026, nonaccrual assets (including OREO) were $24.1 million, compared to $31.3 million as of December 31, 2025. The ratio of nonaccrual loans to total loans was 0.81% as of September 30, 2026. The ratio of nonaccrual assets to total assets was 0.74% as of September 30, 2026.
o
During the fourth quarter of 2025, a well secured $15.5 million commercial real estate relationship migrated to nonaccrual status. During the third quarter of 2026, the Company entered into a transaction involving this loan relationship and provided financing to the counterparty for approximately 80% of the transaction amount. As a result of the transaction and the $3.1 million of cash received, the Company reduced its reported nonaccrual loans by $3.1 million. This isolated relationship accounts for nearly half of nonaccrual assets.
•
As of September 30, 2026, total deposits increased $235.4 million, or 10.1%, from December 31, 2025. As of September 30, 2026, uninsured or uncollateralized deposits represented 21.5% of total deposits. The Company’s deposit composition as of September 30, 2026, consisted of 19.3% in noninterest bearing demand deposits, 19.5% in interest-bearing demand deposits, 24.6% in savings deposits and 36.6% in time deposits.
•
As of September 30, 2026, borrowed funds decreased $4.7 million from December 31, 2025. Borrowed funds were entirely comprised of borrowings from the FHLB.
•
Shareholders’ equity was $388.5 million as of September 30, 2026, compared to $345.6 million as of December 31, 2025. The $42.9 million increase was primarily driven by 2026 earnings, partially offset by dividend payments. During the nine months ended September 30, 2026, Unity Bancorp, Inc. repurchased 6,616 shares at a weighted average price of $49.01 per share.
•
Book value per common share was $38.59 as of September 30, 2026, compared to $34.63 as of December 31, 2025. This increase is primarily due to net income partially offset primarily by dividends.
•
Below is a summary of Unity Bancorp’s regulatory capital ratios. During the nine months ended September 30, 2026, risk-weighted assets increased $289.8 million driven by strong loan originations and robust loan pipelines.
o
The Leverage Ratio increased 50 basis points to 13.22% at September 30, 2026, compared to 12.72% at December 31, 2025.
o
The Common Equity Tier 1 Capital Ratio increased 1 basis point to 14.46% at September 30, 2026, compared to 14.45% at December 31, 2025.
o
The Tier 1 Capital Ratio decreased 3 basis points to 14.84% at September 30, 2026, compared to 14.87% at December 31, 2025.
o
The Total Capital Ratio decreased 3 basis points to 16.09% at September 30, 2026, compared to 16.12% at December 31, 2025.
•
At September 30, 2026, the Company held $230.1 million of cash and cash equivalents. The Company also maintained approximately $458.9 million of funding available from various sources, including the FHLB, FRB Discount Window and other lines of credit. Total available funding plus cash on hand represented 125.3% of uninsured or uncollateralized deposits.

Other Highlights

•
In September 2026, the Company announced the upcoming retirement of CEO James A. Hughes effective March 31, 2027, following more than 26 years of dedicated service. President George Boyan will succeed Mr. Hughes as CEO effective April 1, 2027 and will continue to serve as President of the Company and the Bank.
•
In August 2026, the Company announced a 6% increase in its third quarter cash dividend to $0.17 per common share. This is in addition to the 8% increase announced in the first quarter.
•
In August 2026, the Company was approved by the New Jersey Economic Development Authority Board as a participant in the NJEDA Premier Lender Program, joining a select group of financial institutions committed to advancing small business growth throughout the state.

Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with approximately $3.3 billion in assets and $2.6 billion in deposits. Unity Bank, the Company’s wholly owned subsidiary, provides financial services to retail, corporate and small business customers through its robust branch network located in Bergen, Hunterdon, Middlesex, Morris, Ocean, Somerset, Union and Warren Counties in New Jersey and Northampton County in Pennsylvania. For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the Company’s control that could impede its ability to achieve these goals. These factors include those items included in our Annual Report on Form 10-K under the heading “Item 1A. Risk Factors” as amended or supplemented by our subsequent filings with the SEC, as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, results of regulatory exams, the impact of any health crisis or national disasters on the Bank, the impact of global military conflicts, its employees and customers, and the impact of uncertain or changing political conditions or any current or future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary, trade or regulatory policy, among other factors.

You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

				Sept. 30, 2026 vs.
(In thousands, except percentages and per				June 30, 2026	Sept. 30, 2025
share amounts)	Sept. 30, 2026	June 30, 2026	Sept. 30, 2025	%	%
BALANCE SHEET DATA
Total assets	$3,250,497	$3,194,313	$2,876,365	1.8%	13.0%
Total deposits	2,559,498	2,462,549	2,267,484	3.9	12.9
Total gross loans	2,780,278	2,682,494	2,468,527	3.6	12.6
Total securities	122,788	119,300	131,252	2.9	(6.4)
Total shareholders' equity	388,473	371,813	334,023	4.5	16.3
Allowance for credit losses	35,610	34,551	30,245	3.1	17.7

FINANCIAL DATA - QUARTER TO DATE
Income before provision for income taxes	$20,007	$18,652	$18,866	7.3	6.0
Provision for income taxes	2,630	4,180	4,476	(37.1)	(41.2)
Net income	$17,377	$14,472	$14,390	20.1	20.8

Net income per common share - Basic	$1.73	$1.44	$1.43	20.1	21.0
Net income per common share - Diluted	1.70	1.42	1.41	19.7	20.6

PERFORMANCE RATIOS - QUARTER TO DATE (ANNUALIZED)
Return on average assets	2.29%	2.01%	2.11%
Return on average equity	18.11	15.86	17.41
Efficiency ratio**	42.28	40.50	41.47
Cost of funds	2.39	2.38	2.46
Net interest margin	4.67	4.56	4.54
Noninterest expense to average assets	2.06	1.93	1.97

FINANCIAL DATA - YEAR TO DATE
Income before provision for income taxes	$57,145		$55,823		2.4
Provision for income taxes	11,008		13,339		(17.5)
Net income	$46,137		$42,484		8.6

Net income per common share - Basic	$4.60		$4.23		8.7
Net income per common share - Diluted	4.52		4.15		8.9

PERFORMANCE RATIOS - YEAR TO DATE
Return on average assets	2.12%		2.15%
Return on average equity	16.81		18.07
Efficiency ratio**	41.53		42.20
Cost of funds	2.38		2.46
Net interest margin	4.59		4.50
Noninterest expense to average assets	2.00		1.98

SHARE INFORMATION
Market price per share	$54.22	$58.69	$48.87	(7.6)	10.9
Dividends paid (QTD)	0.17	0.16	0.15	6.3	13.3
Book value per common share	38.59	37.02	33.26	4.2	16.0
Average diluted shares outstanding (QTD)	10,233	10,221	10,233	0.1	-

UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	11.95%	11.64%	11.61%	2.7	2.9
Leverage ratio	13.22	13.17	12.71	0.4	3.6
Common Equity Tier 1 Capital Ratio	14.46	14.19	14.45	1.9	(1.8)
Risk-based Tier 1 Capital Ratio	14.84	14.57	14.88	1.9	(2.1)
Risk-based Total Capital Ratio	16.09	15.82	16.13	1.7	(1.9)

CREDIT QUALITY AND RATIOS
Nonaccrual assets	24,076	34,489	20,514	(30.2)	17.4
QTD annualized net recoveries (chargeoffs) to QTD average loans	0.02%	0.03%	(0.03)%
Allowance for credit losses to total loans	1.28	1.29	1.23
Nonaccrual loans to total loans	0.81	1.23	0.83
Nonaccrual assets to total assets	0.74	1.08	0.71

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

QUARTERLY BALANCE SHEETS

				Sept. 30, 2026 vs.
				Dec. 31, 2025	Sept. 30, 2025
(In thousands, except percentages)	Sept. 30, 2026	Dec. 31, 2025	Sept. 30, 2025	%	%
ASSETS
Cash and due from banks	$25,496	$19,841	$20,860	28.5%	22.2%
Interest-bearing deposits	204,644	196,678	182,626	4.1	12.1
Cash and cash equivalents	230,140	216,519	203,486	6.3	13.1
Securities:
Debt securities available for sale, at market value	71,575	70,870	82,063	1.0	(12.8)
Debt securities held to maturity, at book value	37,780	36,576	36,505	3.3	3.5
Equity securities, at market value	13,433	16,569	12,684	(18.9)	5.9
Total securities	122,788	124,015	131,252	(1.0)	(6.4)
Loans:
Loans held for sale	7,589	9,490	15,421	(20.0)	(50.8)
SBA loans held for investment	33,272	34,259	37,537	(2.9)	(11.4)
Commercial loans	1,717,151	1,518,032	1,465,497	13.1	17.2
Commercial construction loans	138,776	147,215	117,111	(5.7)	18.5
Residential mortgage loans	672,472	677,221	676,862	(0.7)	(0.6)
Consumer loans	102,894	85,219	82,857	20.7	24.2
Residential construction loans	108,124	73,277	73,242	47.6	47.6
Total loans	2,780,278	2,544,713	2,468,527	9.3	12.6
Allowance for credit losses	(35,610)	(32,342)	(30,245)	10.1	17.7
Net loans	2,744,668	2,512,371	2,438,282	9.2	12.6
Premises and equipment, net	17,870	18,022	18,439	(0.8)	(3.1)
Bank owned life insurance ("BOLI")	27,186	26,547	26,319	2.4	3.3
Deferred tax assets	16,578	14,640	15,022	13.2	10.4
Federal Home Loan Bank ("FHLB") stock	14,512	14,314	13,218	1.4	9.8
Accrued interest receivable	13,702	12,896	13,288	6.3	3.1
Goodwill	1,516	1,516	1,516	—	—
Other real estate owned ("OREO")	1,472	1,472	—	—	*NM
Prepaid expenses and other assets	60,065	24,340	15,543	146.8	286.4
Total assets	$3,250,497	$2,966,652	$2,876,365	9.6%	13.0%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$493,873	$465,596	$447,510	6.1%	10.4%
Interest-bearing demand	463,036	369,131	362,449	25.4	27.8
Savings	631,112	535,044	535,560	18.0	17.8
Brokered deposits	261,322	274,203	235,122	(4.7)	11.1
Time deposits	710,155	680,087	686,843	4.4	3.4
Total deposits	2,559,498	2,324,061	2,267,484	10.1	12.9
Borrowed funds	251,098	255,774	231,707	(1.8)	8.4
Subordinated debentures	10,310	10,310	10,310	—	—
Accrued interest payable	1,902	2,138	1,790	(11.0)	6.3
Accrued expenses and other liabilities	39,216	28,738	31,051	36.5	26.3
Total liabilities	2,862,024	2,621,021	2,542,342	9.2	12.6
Shareholders' equity:
Common stock	107,910	105,892	105,320	1.9	2.5
Retained earnings	285,152	243,935	265,491	16.9	7.4
Treasury stock, at cost	(3,425)	(3,101)	(35,515)	(10.4)	(90.4)
Accumulated other comprehensive loss	(1,164)	(1,095)	(1,273)	6.3	(8.6)
Total shareholders' equity	388,473	345,631	334,023	12.4	16.3
Total liabilities and shareholders' equity	$3,250,497	$2,966,652	$2,876,365	9.6%	13.0%

Shares issued	10,141	10,048	11,681
Shares outstanding	10,068	9,982	10,041
Treasury shares	73	66	1,640

*NM=Not meaningful

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

				Sept. 30, 2026 vs.
	For the three months ended			June 30, 2026		Sept. 30, 2025
(In thousands, except percentages and per share amounts)	Sept. 30, 2026	June 30, 2026	Sept. 30, 2025	$	%	$	%
INTEREST INCOME
Interest-bearing deposits	$639	$455	$472	$184	40.4%	$167	35.4%
FHLB stock	105	140	121	(35)	(25.0)	(16)	(13.2)
Securities:
Taxable	1,405	1,391	1,735	14	1.0	(330)	(19.0)
Tax-exempt	27	24	18	3	12.5	9	50.0
Total securities	1,432	1,415	1,753	17	1.2	(321)	(18.3)
Loans:
SBA loans	755	840	964	(85)	(10.1)	(209)	(21.7)
Commercial loans	29,044	26,509	24,853	2,535	9.6	4,191	16.9
Commercial construction loans	2,781	3,347	2,344	(566)	(16.9)	437	18.6
Residential mortgage loans	11,017	10,411	10,749	606	5.8	268	2.5
Consumer loans	1,901	1,471	1,469	430	29.2	432	29.4
Residential construction loans	2,318	2,047	1,636	271	13.2	682	41.7
Total loans	47,816	44,625	42,015	3,191	7.2	5,801	13.8
Total interest income	49,992	46,635	44,361	3,357	7.2	5,631	12.7
INTEREST EXPENSE
Interest-bearing demand deposits	2,360	2,084	1,998	276	13.2	362	18.1
Savings deposits	3,669	3,291	3,177	378	11.5	492	15.5
Brokered deposits	2,412	2,247	2,003	165	7.3	409	20.4
Time deposits	6,424	6,282	6,247	142	2.3	177	2.8
Borrowed funds and subordinated debentures	836	904	1,080	(68)	(7.5)	(244)	(22.6)
Total interest expense	15,701	14,808	14,505	893	6.0	1,196	8.2
Net interest income	34,291	31,827	29,856	2,464	7.7	4,435	14.9
Provision for credit losses, loans	941	1,040	1,409	(99)	(9.5)	(468)	(33.2)
Provision for (release of) credit losses, off-balance sheet	104	127	(80)	(23)	(18.1)	184	*NM
Release of credit losses, securities	—	—	(787)	—	—	787	*NM
Net interest income after provision for credit losses	33,246	30,660	29,314	2,586	8.4	3,932	13.4
NONINTEREST INCOME
Branch fee income	635	612	450	23	3.8	185	41.1
Service and loan fee income	627	657	607	(30)	(4.6)	20	3.3
Gain on sale of SBA loans held for sale, net	252	213	238	39	18.3	14	5.9
Gain on sale of mortgage loans, net	428	406	582	22	5.4	(154)	(26.5)
BOLI income	209	213	211	(4)	(1.9)	(2)	(0.9)
Net securities (losses) gains	(248)	(643)	475	395	*NM	(723)	*NM
Other income	456	463	404	(7)	(1.5)	52	12.9
Total noninterest income	2,359	1,921	2,967	438	22.8	(608)	(20.5)
NONINTEREST EXPENSE
Compensation and benefits	9,433	8,669	8,430	764	8.8	1,003	11.9
Processing and communications	1,325	1,131	1,150	194	17.2	175	15.2
Occupancy	971	842	838	129	15.3	133	15.9
Furniture and equipment	852	831	838	21	2.5	14	1.7
Professional services	425	456	405	(31)	(6.8)	20	4.9
Advertising	431	442	456	(11)	(2.5)	(25)	(5.5)
Loan related expenses	802	396	151	406	102.5	651	431.1
Deposit insurance	330	300	320	30	10.0	10	3.1
Director fees	418	270	263	148	54.8	155	58.9
Other expenses	611	592	564	19	3.2	47	8.3
Total noninterest expense	15,598	13,929	13,415	1,669	12.0	2,183	16.3
Income before provision for income taxes	20,007	18,652	18,866	1,355	7.3	1,141	6.0
Provision for income taxes	2,630	4,180	4,476	(1,550)	(37.1)	(1,846)	(41.2)
Net income	$17,377	$14,472	$14,390	$2,905	20.1%	$2,987	20.8%

Effective tax rate	13.1%	22.4%	23.7%

Net income per common share - Basic	$1.73	$1.44	$1.43
Net income per common share - Diluted	1.70	1.42	1.41
Weighted average common shares outstanding - Basic	10,058	10,041	10,036
Weighted average common shares outstanding - Diluted	10,233	10,221	10,233

*NM=Not meaningful

UNITY BANCORP, INC.

YTD CONSOLIDATED STATEMENTS OF INCOME

	For the nine months ended Sept. 30,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2026	2025	$	%
INTEREST INCOME
Interest-bearing deposits	$1,652	$1,291	$361	28.0%
FHLB stock	379	433	(54)	(12.5)
Securities:
Taxable	4,205	5,257	(1,052)	(20.0)
Tax-exempt	69	53	16	30.2
Total securities	4,274	5,310	(1,036)	(19.5)
Loans:
SBA loans	2,439	2,753	(314)	(11.4)
Commercial loans	80,568	69,518	11,050	15.9
Commercial construction loans	9,165	7,674	1,491	19.4
Residential mortgage loans	32,341	31,086	1,255	4.0
Consumer loans	4,797	4,306	491	11.4
Residential construction loans	6,190	5,390	800	14.8
Total loans	135,500	120,727	14,773	12.2
Total interest income	141,805	127,761	14,044	11.0
INTEREST EXPENSE
Interest-bearing demand deposits	6,354	5,518	836	15.2
Savings deposits	10,120	8,488	1,632	19.2
Brokered deposits	6,925	5,575	1,350	24.2
Time deposits	18,834	19,222	(388)	(2.0)
Borrowed funds and subordinated debentures	2,724	3,294	(570)	(17.3)
Total interest expense	44,957	42,097	2,860	6.8
Net interest income	96,848	85,664	11,184	13.1
Provision for credit losses, loans	3,024	4,491	(1,467)	(32.7)
Provision for credit losses, off-balance sheet	236	16	220	*NM
Release of credit losses, securities	—	(2,824)	*NM	*NM
Net interest income after provision for credit losses	93,588	83,981	9,607	11.4
NONINTEREST INCOME
Branch fee income	1,736	1,362	374	27.5
Service and loan fee income	2,197	2,007	190	9.5
Gain on sale of SBA loans held for sale, net	892	540	352	65.2
Gain on sale of mortgage loans, net	1,333	1,185	148	12.5
BOLI income	639	546	93	17.0
Net securities (losses) gains	(973)	4,026	(4,999)	*NM
Other income	1,332	1,217	115	9.4
Total noninterest income	7,156	10,883	(3,727)	(34.2)
NONINTEREST EXPENSE
Compensation and benefits	26,775	24,492	2,283	9.3
Processing and communications	3,602	3,116	486	15.6
Occupancy	2,799	2,527	272	10.8
Furniture and equipment	2,398	2,370	28	1.2
Professional services	1,369	1,118	251	22.5
Advertising	1,267	1,302	(35)	(2.7)
Loan related expenses	1,671	462	1,209	261.7
Deposit insurance	930	874	56	6.4
Director fees	948	1,022	(74)	(7.2)
Other expenses	1,840	1,758	82	4.7
Total noninterest expense	43,599	39,041	4,558	11.7
Income before provision for income taxes	57,145	55,823	1,322	2.4
Provision for income taxes	11,008	13,339	(2,331)	(17.5)
Net income	$46,137	$42,484	$3,653	8.6%

Effective tax rate	19.3%	23.9%

Net income per common share - Basic	$4.60	$4.23
Net income per common share - Diluted	4.52	4.15
Weighted average common shares outstanding - Basic	10,037	10,041
Weighted average common shares outstanding - Diluted	10,218	10,231
*NM=Not meaningful

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	Sept. 30, 2026			Sept. 30, 2025
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$68,313	$639	3.71%	$42,014	$472	4.46%
FHLB stock	6,625	105	6.28	7,588	121	6.31
Securities:
Taxable	116,378	1,405	4.83	135,170	1,735	5.14
Tax-exempt	2,484	32	5.13	1,460	24	6.43
Total securities (A)	118,862	1,437	4.84	136,630	1,759	5.15
Loans:
SBA loans	37,858	755	7.98	46,001	964	8.38
Commercial loans	1,670,551	29,044	6.80	1,441,447	24,853	6.75
Commercial construction loans	134,244	2,781	8.11	111,015	2,344	8.26
Residential mortgage loans	676,946	11,017	6.51	674,260	10,749	6.38
Consumer loans	97,003	1,901	7.67	82,851	1,469	6.94
Residential construction loans	101,607	2,318	8.93	68,056	1,636	9.41
Total loans (B)	2,718,209	47,816	6.88	2,423,630	42,015	6.78
Total interest-earning assets	$2,912,009	$49,997	6.81%	$2,609,862	$44,367	6.74%

Noninterest-earning assets:
Cash and due from banks	27,830			23,335
Allowance for credit losses	(34,912)			(29,641)
Other assets	104,557			98,914
Total noninterest-earning assets	97,475			92,608
Total assets	$3,009,484			$2,702,470

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$423,654	$2,360	2.21%	$363,353	$1,998	2.18%
Savings deposits	608,586	3,669	2.39	510,616	3,177	2.47
Brokered deposits	269,744	2,412	3.55	230,728	2,003	3.44
Time deposits	722,327	6,424	3.53	665,691	6,247	3.72
Total interest-bearing deposits	2,024,311	14,865	2.91	1,770,388	13,425	3.01
Borrowed funds and subordinated debentures	86,842	836	3.77	118,350	1,080	3.57
Total interest-bearing liabilities	$2,111,153	$15,701	2.95%	$1,888,738	$14,505	3.05%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	491,981			453,140
Other liabilities	25,653			32,741
Total noninterest-bearing liabilities	517,634			485,881
Total shareholders' equity	380,697			327,851
Total liabilities and shareholders' equity	$3,009,484			$2,702,470

Net interest spread		$34,296	3.86%		$29,862	3.69%
Tax-equivalent basis adjustment		(5)			(6)
Net interest income		$34,291			$29,856
Net interest margin			4.67%			4.54%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis, assuming a federal tax rate of 21 percent.

(B) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	Sept. 30, 2026			June 30, 2026
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$68,313	$639	3.71%	$49,429	$455	3.69%
FHLB stock	6,625	105	6.28	7,012	140	8.03
Securities:
Taxable	116,378	1,405	4.83	116,246	1,391	4.78
Tax-exempt	2,484	32	5.13	2,197	28	5.17
Total securities (A)	118,862	1,437	4.84	118,443	1,419	4.79
Loans:
SBA Loans	37,858	755	7.98	41,163	840	8.16
Commercial loans	1,670,551	29,044	6.80	1,566,240	26,509	6.70
Commercial construction loans	134,244	2,781	8.11	167,917	3,347	7.89
Residential mortgage loans	676,946	11,017	6.51	669,245	10,411	6.22
Consumer loans	97,003	1,901	7.67	88,833	1,471	6.55
Residential construction loans	101,607	2,318	8.93	90,478	2,047	8.95
Total loans (B)	2,718,209	47,816	6.88	2,623,877	44,625	6.73
Total interest-earning assets	$2,912,009	$49,997	6.81%	$2,798,761	$46,639	6.68%

Noninterest-earning assets:
Cash and due from banks	27,830			26,650
Allowance for credit losses	(34,912)			(33,833)
Other assets	104,557			102,359
Total noninterest-earning assets	97,475			95,176
Total assets	$3,009,484			$2,893,937

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$423,654	$2,360	2.21%	$396,128	$2,084	2.11%
Savings deposits	608,586	3,669	2.39	570,929	3,291	2.31
Brokered deposits	269,744	2,412	3.55	261,454	2,247	3.45
Time deposits	722,327	6,424	3.53	706,984	6,282	3.56
Total interest-bearing deposits	2,024,311	14,865	2.91	1,935,495	13,904	2.88
Borrowed funds and subordinated debentures	86,842	836	3.77	95,890	904	3.73
Total interest-bearing liabilities	$2,111,153	$15,701	2.95%	$2,031,385	$14,808	2.92%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	491,981			468,772
Other liabilities	25,653			27,705
Total noninterest-bearing liabilities	517,634			496,477
Total shareholders' equity	380,697			366,075
Total liabilities and shareholders' equity	$3,009,484			$2,893,937

Net interest spread		$34,296	3.86%		$31,831	3.76%
Tax-equivalent basis adjustment		(5)			(4)
Net interest income		$34,291			$31,827
Net interest margin			4.67%			4.56%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis, assuming a federal tax rate of 21 percent.

(B) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

YEAR TO DATE NET INTEREST MARGIN

	For the nine months ended
(Dollar amounts in thousands, interest amounts and	Sept. 30, 2026			Sept. 30, 2025
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$59,747	$1,652	3.70%	$38,796	$1,291	4.45%
FHLB stock	6,948	379	7.29	7,558	433	7.65
Securities:
Taxable	117,030	4,205	4.79	138,739	5,257	5.05
Tax-exempt	2,059	81	5.25	1,508	62	5.51
Total securities (A)	119,089	4,286	4.80	140,247	5,319	5.06
Loans:
SBA loans	40,186	2,439	8.00	48,082	2,753	7.55
Commercial loans	1,588,793	80,568	6.69	1,377,350	69,518	6.66
Commercial construction loans	151,507	9,165	7.98	121,863	7,674	8.30
Residential mortgage loans	674,845	32,341	6.39	657,540	31,086	6.30
Consumer loans	90,005	4,797	7.03	80,119	4,306	7.09
Residential construction loans	90,849	6,190	8.98	74,938	5,390	9.49
Total loans (B)	2,636,185	135,500	6.78	2,359,892	120,727	6.75
Total interest-earning assets	$2,821,969	$141,817	6.72%	$2,546,493	$127,770	6.71%

Noninterest-earning assets:
Cash and due from banks	26,416			22,684
Allowance for credit losses	(33,924)			(28,396)
Other assets	101,956			95,248
Total noninterest-earning assets	94,448			89,536
Total assets	$2,916,417			$2,636,029

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$401,882	$6,354	2.11%	$353,310	$5,518	2.09%
Savings deposits	581,078	10,120	2.33	497,715	8,488	2.28
Brokered deposits	265,706	6,925	3.48	217,187	5,575	3.43
Time deposits	705,024	18,834	3.57	662,119	19,222	3.88
Total interest-bearing deposits	1,953,690	42,233	2.89	1,730,331	38,803	3.00
Borrowed funds and subordinated debentures	96,909	2,724	3.71	118,548	3,294	3.66
Total interest-bearing liabilities	$2,050,599	$44,957	2.93%	$1,848,879	$42,097	3.04%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	472,911			440,388
Other liabilities	25,988			32,356
Total noninterest-bearing liabilities	498,899			472,744
Total shareholders' equity	366,919			314,406
Total liabilities and shareholders' equity	$2,916,417			$2,636,029

Net interest spread		$96,860	3.79%		$85,673	3.67%
Tax-equivalent basis adjustment		(12)			(9)
Net interest income		$96,848			$85,664
Net interest margin			4.59%			4.50%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis, assuming a federal tax rate of 21 percent.

(B) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR CREDIT LOSSES AND LOAN QUALITY SCHEDULES

(Amounts in thousands, except percentages)	Sept. 30, 2026	June 30, 2026	March 31, 2026	Dec. 31, 2025	Sept. 30, 2025
ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$34,551	$33,354	$32,342	$30,245	$29,012
Provision for credit losses for loans	941	1,040	1,043	2,208	1,409
	35,492	34,394	33,385	32,453	30,421
Less: Chargeoffs
SBA loans	—	—	50	265	211
Commercial loans	—	—	140	—	—
Residential mortgage loans	—	—	—	46	85
Consumer loans	2	—	10	11	30
Residential construction loans	—	—	40	—	—
Total chargeoffs	2	—	240	322	326
Add: Recoveries
SBA loans	15	56	5	4	50
Commercial loans	98	95	93	196	92
Residential mortgage loans	—	—	100	—	—
Consumer loans	7	6	11	11	8
Residential construction loans	—	—	—	—	—
Total recoveries	120	157	209	211	150
Net recoveries (chargeoffs)	118	157	(31)	(111)	(176)
Balance, end of period	$35,610	$34,551	$33,354	$32,342	$30,245

ASSET QUALITY INFORMATION:

Nonaccrual loans:
SBA loans	$788	$1,616	$1,645	$1,751	$4,225
Commercial loans	14,635	17,743	18,375	18,473	4,006
Residential mortgage loans	7,000	10,290	8,915	8,173	11,174
Consumer loans	55	2,926	1,557	1,268	938
Residential construction loans	126	442	128	171	171
Total nonaccrual loans	22,604	33,017	30,620	29,836	20,514
OREO	1,472	1,472	1,472	1,472	—
Nonaccrual assets	$24,076	$34,489	$32,092	$31,308	$20,514

Loans 90 days past due & still accruing	$2,647	$—	$90	$—	$356

Nonaccrual loans to total loans	0.81%	1.23%	1.18%	1.17%	0.83%
Nonaccrual assets to total assets	0.74	1.08	1.06	1.06	0.71

Allowance for credit losses to:
Total loans	1.28%	1.29%	1.28%	1.27%	1.23%
Total nonaccrual loans	157.54	104.65	108.93	108.40	147.44

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

(In thousands, except %'s, employee, office and per share amounts)	Sept. 30, 2026	June 30, 2026	March 31, 2026	Dec. 31, 2025	Sept. 30, 2025
SUMMARY OF INCOME:
Total interest income	$49,992	$46,635	$45,179	$45,868	$44,361
Total interest expense	15,701	14,808	14,449	14,499	14,505
Net interest income	34,291	31,827	30,730	31,369	29,856
Provision for credit losses	1,045	1,167	1,048	2,258	542
Net interest income after provision for credit losses	33,246	30,660	29,682	29,111	29,314
Total noninterest income	2,359	1,921	2,876	3,898	2,967
Total noninterest expense	15,598	13,929	14,071	13,315	13,415
Income before provision for income taxes	20,007	18,652	18,487	19,694	18,866
Provision for income taxes	2,630	4,180	4,199	4,222	4,476
Net income	$17,377	$14,472	$14,288	$15,472	$14,390
Net income per common share - Basic	$1.73	$1.44	$1.43	$1.55	$1.43
Net income per common share - Diluted	1.70	1.42	1.40	1.52	1.41
COMMON SHARE DATA:
Market price per share	$54.22	$58.69	$51.83	$51.72	$48.87
Dividends paid	0.17	0.16	0.16	0.15	0.15
Book value per common share	38.59	37.02	35.66	34.63	33.26
Weighted average common shares outstanding - Basic	10,058	10,041	10,012	10,008	10,036
Weighted average common shares outstanding - Diluted	10,233	10,221	10,199	10,195	10,233
Issued common shares	10,141	10,116	10,114	10,048	11,681
Outstanding common shares	10,068	10,043	10,041	9,982	10,041
Treasury shares	73	73	73	66	1,640
QUARTERLY PERFORMANCE RATIOS (ANNUALIZED):
Return on average assets	2.29%	2.01%	2.04%	2.20%	2.11%
Return on average equity	18.11	15.86	16.38	18.08	17.41
Efficiency ratio **	42.28	40.50	41.77	39.52	41.47
Noninterest expense to average assets	2.06	1.93	2.01	1.89	1.97
BALANCE SHEET DATA:
Total assets	$3,250,497	$3,194,313	$3,027,327	$2,966,652	$2,876,365
Total securities	122,788	119,300	115,268	124,015	131,252
Total loans	2,780,278	2,682,494	2,601,656	2,544,713	2,468,527
Allowance for credit losses	35,610	34,551	33,354	32,342	30,245
Total deposits	2,559,498	2,462,549	2,379,140	2,324,061	2,267,484
Total shareholders' equity	388,473	371,813	358,095	345,631	334,023
TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.81%	6.68%	6.66%	6.72%	6.74%
Interest-bearing liabilities	2.95	2.92	2.92	2.94	3.05
Net interest spread	3.86	3.76	3.74	3.78	3.69
Net interest margin	4.67	4.56	4.53	4.60	4.54
CREDIT QUALITY:
Nonaccrual assets	$24,076	$34,489	$32,092	$31,308	$20,514
QTD annualized net recoveries (chargeoffs) to QTD average loans	0.02%	0.03%	(0.01)%	(0.02)%	(0.03)%
Allowance for credit losses to total loans	1.28	1.29	1.28	1.27	1.23
Nonaccrual loans to total loans	0.81	1.23	1.18	1.17	0.83
Nonaccrual assets to total assets	0.74	1.08	1.06	1.06	0.71
UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	11.95%	11.64%	11.83%	11.65%	11.61%
Leverage ratio	13.22	13.17	12.93	12.72	12.71
Common Equity Tier 1 Capital Ratio	14.46	14.19	14.50	14.45	14.45
Risk-based Tier 1 Capital Ratio	14.84	14.57	14.91	14.87	14.88
Risk-based Total Capital Ratio	16.09	15.82	16.16	16.12	16.13

Number of banking offices	22	22	22	22	22
Employee Full-Time Equivalent	239	249	244	242	238

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

LOAN PORTFOLIO COMPOSITION

(In thousands, except percentages)	Sept. 30, 2026%		Dec. 31, 2025%
Loans Held for Sale	$7,589	0.3%	$9,490	0.4

SBA Loans	33,272	1.2	34,259	1.3

Commercial Loans
SBA 504	50,230	1.8	43,802	1.7
Commercial & industrial	206,292	7.4	183,163	7.2
Commercial mortgage - owner occupied	753,277	27.1	660,427	26.0
Commercial mortgage - nonowner occupied	617,076	22.2	531,954	20.9
Other	90,276	3.2	98,686	39.0
Total Commercial Loans	1,717,151	61.7	1,518,032	59.7

Commercial Construction Loans	138,776	5.0	147,215	5.8

Residential Mortgage Loans
Primary residence	472,868	17.0	472,482	18.6
Secondary residence	70,944	2.6	71,656	2.8
Investor property	128,660	4.6	133,083	5.2
Total Residential Mortgage Loans	672,472	24.2	677,221	26.6

Consumer Loans
Home equity	100,047	3.6	82,488	3.2
Consumer other	2,847	0.1	2,731	0.1
Total Consumer Loans	102,894	3.7	85,219	3.3

Residential Construction Loans	108,124	3.9	73,277	2.9

Total Gross Loans	$2,780,278	100.0%	$2,544,713	100.0%

UNITY BANCORP, INC.

QUARTERLY NON-GAAP / CORE RECONCILIATION

	For the three months ended
(In thousands, except percentages and per share amounts)	Sept. 30, 2026	June 30, 2026	Sept. 30, 2025
Adjusted net income:
Net income (GAAP)	$17,377	$14,472	$14,390
Non-recurring transactions:
Less: Release of credit losses, securities	—	—	(787)
Less: Net securities gains, unrealized	—	—	(218)
Less: Federal investment tax credit benefit	(2,500)	—	—
Add: One-time SERP expense	769	—	—
Adjusted (provision for) release of income taxes	(188)	—	238
Adjusted net income (non-GAAP)	$15,458	$14,472	$13,623

Adjusted net income per common share:
Weighted average common shares outstanding - Basic	10,058	10,041	10,036
Weighted average common shares outstanding - Diluted	10,233	10,221	10,233

Net income per common share - Basic (GAAP)	$1.73	$1.44	$1.43
Net income per common share - Diluted (GAAP)	1.70	1.42	1.41

Adjusted net income per common share - Basic (non-GAAP)	$1.54	N/A	$1.36
Adjusted net income per common share - Diluted (non-GAAP)	1.51	N/A	1.33

Adjusted return on average assets:
Total QTD average assets	$3,009,484	$2,893,937	$2,702,470

Return on average assets (GAAP)	2.29%	2.01%	2.11%
Adjusted return on average assets (non-GAAP)	2.04	N/A	2.00

Adjusted return on average equity:
Total QTD average equity	$380,697	$366,075	$327,851

Return on average equity (GAAP)	18.11%	15.86%	17.41%
Adjusted return on average equity (non-GAAP)	16.11	N/A	16.49

This press release contains certain supplemental financial information, described in the table above, which has been determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of its performance. These non-GAAP financial measures are “adjusted net income,” “adjusted net income per share - basic,” “adjusted net income per share - diluted,” “adjusted return on average assets,” and "adjusted return on average equity."

Management believes that these non-GAAP financial measures provide valuable insights into understanding our financial results by excluding certain items that can distort our core business results. This allows investors to better understand our ongoing operations and assess our future potential, while still being transparent about the adjustments made to arrive at these non-GAAP figures. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

In addition to the items noted above, defined footnotes are included in the Quarterly Non-GAAP/Core Reconciliation table above. Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year. Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.